SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                 August 2, 2007

                           AIR INDUSTRIES GROUP, INC.
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             (Exact Name of Registrant as Specified in its Charter)

       Delaware                     000-29245                  20-4458244
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       State of                    Commission                IRS Employer
       Incorporation               File Number                I.D. Number

                 1479 North Clinton Avenue, Bay Shore, NY 11706
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                     Address of principal executive offices

                  Registrant's telephone number: (631) 968-5000

          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on March 9, 2007, we, Air Industries Group, Inc. (then known as Gales Industries Incorporated), entered into a Stock Purchase Agreement (the "Purchase Agreement") with John Gantt and Lugenia Gantt, the shareholders (the "Shareholders") of Welding Metallurgy, Inc., a New York corporation ("Welding Metallurgy"). Pursuant to the Purchase Agreement, on the Closing Date, subject to the satisfaction of various terms and conditions, we will acquire from the Shareholders all of the issued and outstanding capital stock of Welding Metallurgy.

On August 2, 2007, we entered into an amendment to the Purchase Agreement. The closing of the Purchase Agreement (the "Closing") is scheduled to occur in early August 2007 or on such other date as the Company and the Shareholders may agree (the "Closing Date"). The purchase price for the shares is $6,050,000, subject to adjustment for working capital, payable in a combination of cash, a secured promissory note (the "Note") and shares of the Company's common stock (the "Purchase Price Shares").

We intend to finance the cash portion of the purchase price through a junior loan facility with Steel City Capital Funding LLC. Under the credit facility, Steel City will provide us with up to $4,500,000 to finance the acquisition of Welding Metallurgy. Repayment of amounts borrowed under this credit facility will be junior and subordinate to amounts payable to PNC Bank under our existing credit facility. Although we are highly confident that we will obtain the necessary financing to enable us to purchase the shares by the intended Closing Date, we are unable to assure you that we will be able to obtain the required financing.

The Note will have a term of three years commencing on the Closing Date, accrue interest at 7% per annum and contain other customary terms and conditions. The amount of Purchase Price Shares to be issued to the Shareholders is equal to $550,000 divided by 90% of the average closing price of our common stock during the 20 trading days immediately preceding the Closing Date.

Concurrent with the Closing, we will enter into a consulting agreement with John Gantt. The consulting agreement will provide for an initial term of six months, subject to extension for an additional three months upon mutual agreement of the parties, with compensation of $30,000 per month, a covenant not to compete with us and Welding Metallurgy for a period of five years, and will contain other customary terms and provisions.

The foregoing summary is subject to, and qualified in its entirety by, the terms of the Stock Purchase Agreement, as amended. The amendment to the Stock Purchase Agreement is attached hereto as Exhibit 10.1. The terms of the Stock Purchase Agreement, as amended, are incorporated herein by reference.

EXHIBITS

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10.1 Amendment No 1. to Stock Purchase Agreement, dated August 2, 2007, between
Air Industries Group, Inc. and John Gantt and Lugenia Gantt, the Shareholders of Welding Metallurgy, Inc.
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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this amendment to its Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2007

                                           AIR INDUSTRIES GROUP, INC.

                                           By: /s/ Louis A. Giusto
                                               ---------------------------
                                               Louis A. Giusto
                                               Vice Chairman, Chief Financial
                                               Officer and Treasurer


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

EXHIBIT INDEX

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10.1 Amendment No. 1 to Stock Purchase Agreement, dated August 2, 2007, between
Air Industries Group, Inc. and John Gantt and Lugenia Gantt, the Shareholders of Welding Metallurgy, Inc.
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